LICENSE AGREEMENT

         This AGREEMENT made and entered into this 4th day of October, 2000, by and between TODD MOTION CONTROLS, INC., a company organized and existing under the laws of the State of North Carolina, having a principal office and place of business at 701 Griffith Road, Charlotte, North Carolina, USA, 28217 (hereinafter referred to as "LICENSOR") and SRA, srl, or another company of the Lonati Group, a corporation organized and existing under the laws of Italy, having a principal office and place of business at Via Delle Fonti 8/E, 50010 Badia a Settimo, Firenze, Italy (hereinafter referred to as "LICENSEE").

                                   WITNESSETH:

         WHEREAS, LICENSOR is the owner of all right, title and interest in and to all patents and patent applications listed on Exhibit "A", and other valuable trademarks, drawings and intellectual property for the manufacture of TMC branded packaging equipment.

         NOW, THEREFORE, in consideration of the foregoing premises and the following mutual covenants and agreements, the LICENSOR and LICENSEE hereby agree as follows:

         1. Definitions. As used herein, the following terms shall have the following meanings:

         "LICENSED PATENTS" shall mean the aforesaid United States patent application, the aforesaid European patent application, any and all United States and European patent issuing thereon, and any and all continuations, divisions, reissues, reexaminations, and renewals of any thereof, and all patent applications, patents issuing thereon, and continuations, divisions, reissues and renewals thereof relating to IMPROVEMENTS. A patent application, upon abandonment

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
thereof, and a patent, upon expitation or earlier cancellation, shall no longer be considered LICENSED PATENTS.

         "LICENSED APPARATUS" shall mean any sock boarding or packaging apparatus coming within the scope of one or more of the claims of any of the LICENSED PATENTS.

         "LICENSED TERRITORY" shall mean the entire world.

         "IMPROVEMENTS" shall mean any sock boarding apparatus and any accessory or component for a sock boarding apparatus based upon or derived from the LICENSED PATENTS or the LICENSED APPARATUS.

         2. GRANT OF LICENSE. The LICENSOR hereby grants to the LICENSEE the exclusive right and license under the LICENSED PATENTS to manufacture, have manufactured, distribute, use and sell the LICENSED APPARATUS in the LICENSED TERRITORY.

         3. LICENSEE'S RESPONSIBILITIES.

         (a) LICENSEE shall use its best good faith and commercially reasonable efforts to begin manufacture, distribution and sale of the LICENSED APPARATUS as soon as possible, but in any event at least begin shipment of orders it receives for TMC equipment within six (6) months of receipt of any order.

         (b) Within sixty (60) days of the effective date of this Agreement, LICENSOR shall make available to LICENSEE all drawings and patents for each model that TMC produced of its boarding and packaging equipment. The LICENSOR additionally agrees to provide all technical assistance and consultation reasonably necessary to cooperate with and assist the LICENSEE in preparation for manufacture, distribution and sale of the LICENSED APPARATUS on a commercial scale. Such technical assistance and consultation shall be provided to the LICENSEE without additional payment or other compensation to the LICENSOR.

         (c) LICENSOR and / or its related parent company, Speizman Industries, Inc., and / or any other related companies which the LICENSOR controls shall retain the following rights:

                  (1) The right to manufacture non-metric TMC packaging equipment for a period of up to six (6) months in order to complete its inventory which is now in progress.

                  (2) LICENSOR will market and distribute metric equipment relating to TMC on an exclusive basis in the United States, Canada and Mexico for a four-(4) year period commencing January 1, 2001.

         4. LICENSE FEES AND OTHER CONSIDERATIONS. In consideration of the rights herein granted, the LICENSEE shall pay royalties to the LICENSOR as follows:

         (a) Five Hundred Thousand U.S. Dollars (U.S. $500,000.00) per year payable quarterly commencing January 1, 2001. LICENSEE shall pay quarterly in U.S. funds on or before each January 15th, April 15th, July 15th, and October 15th during the entire term of this Agreement.

         (b) In addition, LICENSOR has the exclusive rights for a minimum of three (3) years commencing June 13, 2000, to distribute in the United States and Canada all SRA packaging equipment, as well as Solis Pick and Place and related seaming equipment for men's socks.

         5. TERM. The term of this Agreement is four (4) years commencing from January 1, 2001.

         6. PATENT MARKING. The LICENSEE shall fix a permanent and legible marking on each LICENSED APPARATUS in a suitable form as approved or directed by the LICENSOR consistent with the applicable laws of the United States and Europe.

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

         7. IMPROVEMENTS. All right, title and interest in and to IMPROVEMENTS, whether invented or developed by LICENSOR or LICENSEE or jointly, shall be owned by the LICENSEE.

         8. INFRINGEMENTS:

         (a) In the event of any infringement of the LICENSED PATENT, LICENSOR and LICENSEE shall use their best good faith efforts to agree as to appropriate action, if any, to take to stop the infringement. The LICENSEE shall have the first right at its sole expense to take any action to stop the infringement, and any compensation or recovery obtained from the infringer shall be applied first to reimburse LICENSEE its expenses, including attorney fees, incurred in the action, and any remainder of the compensation or recovery shall be shared equally by LICENSOR and LICENSEE. In the event the LICENSEE institutes infringement litigation against the infringer, the LICENSOR shall join as a party plaintiff when requested to do so by the LICENSEE and the LICENSEE shall pay all LICENSOR'S reasonable expenses in association with the litigation. The LICENSEE shall have the right to settle any infringement on terms within the LICENSEE'S sole discretion, provided that the LICENSEE shall not compromised the validity of any of the claims of any of the LICENSED PATENTS, and except that no license under the LICENSED PATENTS may be granted to an infringer without the express written consent of the LICENSOR. The LICENSOR agrees to provide all reasonable assistance to the LICENSEE in any such action taken against an infringer.

         (b) In the event LICENSEE elects to take no action against an infringement under paragraph (a) above, or has taken no action within six (6) months of the discovery of the infringement, the LICENSOR shall have the right at its sole expense to take any action against the infringement the LICENSOR deems necessary or appropriate and any compensation or

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
recovery received from the infringer shall be applied first to reimburse the LICENSOR its expenses, including attorney fees, incurred in the action, and any remainder of the compensation or recovery shall be shared equally by LICENSOR and LICENSEE. The LICENSOR shall have the right to settle any infringement on terms within the LICENSOR'S sole discretion, including granting to the infringer a license under the LICENSED PATENTS. The LICENSEE agrees to provide all reasonable assistance to the LICENSOR in any such action against an infringer.

         9. TERMINATION. Upon any material breach or default by either party in the performance of the terms of this Agreement, the other party shall be entitled to terminate this Agreement upon sixty (60) days' notice to the defaulting party, specifying the nature of the breach or default. Termination shall become effective at the end of the notice period unless the defaulting party satisfactorily cures the breach or default during the notice period.

         10. IMPOSSIBILITY OF PERFORMANCE. Each party shall be excused for any delay or default in the performance of this Agreement caused by any act of God, governmental restrictions, wars, strikes, or other work stoppages, fires, floods, and any other event or condition beyond its control (example: market crash).

         11. NOTICES. All notices and communications required or permitted to be sent under this Agreement shall be deemed made and delivered when transmitted in writing by registered or certified mail, return receipt requested, addressed to the receiving party at its address set forth above.

         12. ENTIRE AGREEMENT. This writing constitutes the entire agreement between the parties with respect to the subject matter hereof and no modification or revisions hereof shall have any force or effect unless the same are made in writing and executed by the party against who enforcement is sought.

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

         13. SEVERANCE. In the event any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

         14. CONTROLLING LAW. This Agreement had been made and entered into in the State of North Carolina and shall be interpreted and applied in accordance with the laws of that State.

         15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall be binding upon and inure to the benefit of the successors, legal representatives and assigns of the parties.

         16. INSOLVENCY OR LIQUIDATION. If either part should voluntarily or involuntarily file for protection or liquidation under applicable bankruptcy laws, this contract shall be considered void and all obligations of both parties shall cease.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement as of the day and year first above written.

TODD MOTION CONTROLS, INC.             SRA, srl


By:  /s/ Robert S. Speizman            By:  /s/ Tiberio Lonati
     -------------------------              ------------------------------
         Its:  President                        Its:  Managing Director


ATTEST:                                ATTEST:


/s/ Dana G. Russell                    /s/ Olga Ghidoni
------------------------------         -----------------------------------
Asst. Secretary                        Secretary

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
                                    EXHIBIT A

                         Patents and Patent Applications
                         -------------------------------

United States Patent No.                  Date Filed                       Entitled
------------------------                  ----------                       --------
        5,706,987                      January 13, 1998        Hosiery Boarding Machine & Method

        5,788,130                       August 4, 1998         Sock Processing Apparatus & Method

        5,996,320                      December 7, 1999        Automated Bagging Apparatus & Method

        6,042,674                       March 28, 2000         Hosiery Banding Apparatus & Method


Patents Pending                            Date Filed                      Entitled
---------------                            ----------                      --------
PCT/U.S. Application
No. 98/23607
PCT of 09/065,133
(6,042,674)                             November 6, 1998       Hosiery Banding Apparatus & Method

Pakistan Application No. 136,557       December 11, 1998       Hosiery Banding Apparatus & Method

India Application (no number)           February 9, 1999       Hosiery Banding Apparatus & Method

Taiwan Application No. 86,119,313      November 21, 1998       Hosiery Banding Apparatus & Method

U.S. Application No. 09/386,616         August 31, 1999        Hosiery Manipulation Devise & Method

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